UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2005

Avon Products, Inc.
(Exact name of registrant as specified in its charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)

(212) 282-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.05 Costs Associated with Exit or Disposal Activities

On November 15, 2005, Avon Products, Inc. (the “Company”) filed a Current Report on Form 8-K (the “November 15, 2005 Form 8-K”) regarding its multi-year restructuring initiatives and indicated that costs to implement those initiatives are expected to total $300 to $500 million before taxes. At that time, the Company was unable in good faith to make a determination of the estimated amount or ranges of amounts to be incurred for each major type of cost and the charges and future cash expenditures associated therewith, as required by Item 2.05 of Form 8-K. In the November 15, 2005 Form 8-K, the Company undertook to announce further details as initiatives are finalized.

The Company is filing this Form 8-K/A to amend the November 15, 2005 Form 8-K to update the disclosure therein under Item 2.05. On December 30, 2005, an officer authorized by the Finance Committee of the Company’s Board of Directors approved certain exit and disposal activities that are a part of the previously announced multi-year restructuring effort. This initial phase of Avon’s multi-year restructuring effort includes the closure of certain unprofitable operations that are expected to occur during the first half of 2006. This initial phase also includes initiatives to enhance organizational effectiveness through downsizing and the move of certain transactional services to a lower cost country. These activities are expected to be completed during 2006.

The cost of implementing this initial phase of the multi-year restructuring effort is expected to result in total charges of $38 million to $45 million before taxes, including approximately $35 million to $40 million in the fourth quarter of 2005. Specifically, Avon expects to incur approximately $14 million to $21 million in employee related costs, including severance, pension and other termination benefits, approximately $10 million in asset impairment charges, approximately $12 million of cumulative foreign currency translation charges previously recorded directly to shareholders’ equity, and approximately $2 million of other costs. Approximately 40% to 50% of the total charges associated with this phase of the restructuring effort are expected to result in future cash expenditures.

The Company expects to announce further exit and disposal costs in subsequent periods. As stated in the November 15, 2005 Form 8-K, the Company intends to file amendments to the report once it is able to make good faith determinations of the estimated costs and future cash expenditures associated with its multi-year restructuring initiatives, as required by Item 2.05 of Form 8-K.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Gilbert L. Klemann, II

Gilbert L. Klemann, II
Senior Vice President and General Counsel

Date: January 4, 2006

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